UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2022 urban-gro, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39933	46-5158469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G Lafayette, Colorado	80026
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 390-3880

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	UGRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

urban-gro, Inc. Announces New Stock Repurchase Program

LAFAYETTE, Colo., September 12, 2022 — urban-gro, Inc. (Nasdaq: UGRO) (“urban-gro” or the “Company”), an integrated professional services and design-build firm offering solutions to the Controlled Environment Agriculture (“CEA”) and Commercial sectors, today announced that its Board of Directors has approved a new stock repurchase program authorizing the repurchase of up to $2 million of its common stock. The new repurchase program succeeds its prior $8.5 million stock repurchase program that has since been completed.

Bradley Nattrass, Chairman and Chief Executive Officer, commented, “This new share repurchase program provides us with another lever through which we are able to return value to our shareholders. Our balance sheet is in a strong position with approximately $2.00 per share in net cash as of June 30, 2022, which is providing us the flexibility to put a new authorization in place and continue pursuing our diversified growth initiatives. When considering the long-term strategic investments we are making across Europe, our sector diversification, and the strength of our design-build platform, we believe that recent market prices present an attractive opportunity to buy our common shares at a significant discount to their intrinsic value.”

Under the new authorization, the Company may purchase shares of the Company’s common stock from time to time in the open market at prevailing market prices, in privately negotiated transactions or other means in compliance with applicable federal securities laws. The timing and amount of stock repurchases under the program, if any, will be at the discretion of management, and will depend on a variety of factors, including price, available cash, general business and market conditions and other investment opportunities. Information regarding share repurchases will be available in the Company’s periodic reports on Form 10-Q and 10-K filed with the Securities and Exchange Commission or as otherwise required by applicable federal securities laws. The Company had approximately 10.6 million shares outstanding as of August 15, 2022.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

99.1	Press Release dated September 12, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

The information in this report and the exhibit hereto may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including, without limitation, statements relating to our announcement of our new stock repurchase program. Forward-looking statements are based on the current beliefs, assumptions, and expectations of management and current market conditions. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. There can be no assurance as to the timing or amount of repurchases. Future stock repurchases are subject to approval requirements and various risks and uncertainties, including, but not limited to: our cash flow and cash needs; compliance with applicable laws; restrictions under existing or future financing arrangements; deterioration in our financial condition or results; and those risks, uncertainties, and other factors identified from time-to-time in our filings with the Securities and Exchange Commission. In Item 8.01 of this report, the statements regarding our new stock repurchase program are forward-looking statements. Please refer to disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN-GRO, INC.

Date: September 12, 2022	By:	/s/ Bradley Nattrass
Bradley Nattrass
Chief Executive Officer